                                                                   EXHIBIT 10.43


                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

        ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT, dated as of February 6, 2004 (this "Agreement"), among (i) Michael DiGregorio ("Assignor"), (ii) Dale W. Martin, Jr., as trustee (together with his successor trustees, if any, the "Trustee") of each of the following sub-trusts of the DiGregorio Permanent Trust of 2000 # 2 created under Declaration of Trust signed by the Trustee on November 17, 2000: (a) sub-trust for the benefit of Daniela DiGregorio (the "Daniela Sub-Trust"), and (b) sub-trust for the benefit of Carlo DiGregorio (the "Carlo Sub-Trust") (each of the Daniela Sub-Trust and the Carlo Sub-Trust, an "Assignee" and, together, the "Assignees"), and (iii) CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme (in liquidation) ("Parent") here represented by Jafra Worldwide Holdings (Lux) S.ar.l in its capacity as liquidator of Parent ("Liquidator").

        WHEREAS (i) Assignor and Parent are parties to (x) a Management Stock Subscription Agreement, dated as of September 30, 1998 (the "1998 Subscription Agreement"), and (y) a Management Stock Subscription Agreement, dated as of August 9, 2000 (the "2000 Subscription Agreement," and, together with the 1998 Subscription Agreement, both attached hereto as Exhibit A, the "Subscription Agreements"); (ii) Assignor is a beneficiary of, and bound by, certain provisions of the Registration and Participation Agreement, dated as of April 30, 1998, between Parent and Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership ("CD&R Fund V"), a copy of which is attached hereto as Exhibit B (the "Registration Agreement"), as a Management Purchaser (as defined therein); and (iii) Assignor and Jafra Cosmetics International, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("JCI"), are party to the Master Bailment Agreement, dated as of September 30, 1998, a copy of which is attached hereto as Exhibit C (the "Bailment Agreement" and, together with the Subscription Agreement and the Registration Agreement, the "Share Agreements").

        WHEREAS, (i) pursuant to the 1998 Subscription Agreement, Assignor purchased from Parent 1,738 Class A voting shares, par value $2.00 per share, of Parent (the "1998 Shares"), and (ii) pursuant to the 2000 Subscription Agreement, Assignor purchased from Parent, 632 Class A voting shares, par value $2.00 per share, of Parent (the "2000 Shares" and, together with the 1998 Shares, the "Shares");

        WHEREAS, (i) on December 20, 2000, Assignor gave 80 Shares to each Assignee pursuant to an Assignment, Assumption, and Consent Agreement dated as of December 20, 2000, among Assignor, the Trustee, the Assignees, and Parent and consented to by CD&R Fund V, (ii) on February 23, 2001, Assignor gave an additional 80 Shares to each Assignee pursuant to an Assignment, Assumption, and Consent Agreement dated as of February 23, 2001, among Assignor, the Trustee, the Assignees, and Parent and consented to by CD&R Fund V, (iii) on February 1, 2002, Assignor gave an additional 60 Shares to each Assignee pursuant to an Assignment, Assumption, and Consent Agreement dated as of February 1, 2002, among Assignor, the Trustee, the Assignees, and Parent and consented to by CD&R Fund V, and (iv) on October 19, 2003, Assignor gave an additional 130 shares to each Assignee pursuant to an Assignment, Assumption and Consent Agreement dated as of October 19, 2003 among the Assignor, the Trustee, the Assignees and Parent and consented to by CD&R Fund V, so that Assignor now owns, in the aggregate, 1,670 Shares and the Assignees hold, in the aggregate, 700 Shares (such 700 Shares, the "Prior Transfer Shares");

        WHEREAS, Assignor now wishes to give to each Assignee, and each Assignee wishes to accept from Assignor, in addition to the Prior Transfer Shares, the number of Shares set forth opposite such Assignee's name on Schedule I hereto (the "Transfer Shares"), and all rights and obligations with respect thereto under the Share Agreements;

        WHEREAS, Assignor has requested that Parent consent to his transfer of the Transfer Shares to Assignees; and

        WHEREAS, Parent is willing to grant such consent (i) in reliance upon the representations, warranties and acknowledgments of Assignor and each Assignee in this Agreement and (ii) subject to the terms and conditions contained in this Agreement.

        Now, THEREFORE, Assignor, the Trustee, each Assignee and Parent agree as follows:

        1. Assignment. Assignor does hereby give, transfer and assign to each Assignee the number of Transfer Shares set forth opposite such Assignee's name on Schedule I hereto and all of Assignor's rights and obligations under the Share Agreements with respect to the Transfer Shares transferred to such Assignee.

        2. Assumption. Each Assignee hereby accepts the Transfer Shares and assumes all of Assignor's rights and obligations under the Share Agreements with respect to the Shares transferred to such Assignee. This assumption by Assignees shall not relieve Assignor of any of its rights or obligations under the Share Agreements which shall continue in full force and effect.

        3. Representations and Warranties of Assignor, the Trustee and the Assignees. Assignor, the Trustee and each Assignee jointly and severally represent and warrant to each other and to Parent as follows:

        (a) Each Assignee is a duly formed, validly existing trust under the laws of the State of California and the Trustee has all requisite power and authority to execute, deliver and bind Assignees under this Agreement. The beneficiaries of each Assignee consist solely of persons who are children, grandchildren, parents, parents-in-law or step-parents-law, or the spouse of the Assignor.

        (b) Parent has been provided with a true and correct copy of the trust agreement for each Assignee. Each trust agreement contains a provision that the Transfer Shares may not be directly or indirectly sold, transferred, assigned, conveyed, distributed, pledged, mortgaged, encumbered, hypothecated or otherwise disposed of ("Transfer") (including, but not limited to, by way of a Transfer of Transfer Shares or a distribution by the Trustee of a direct or indirect interest in the Transfer Shares), without the prior written consent of Parent (which consent may be withheld in the sole and absolute discretion of Parent) prior to a Public Offering (as defined in the Subscription Agreements), except as expressly permitted by the Subscription Agreements.

        (c) The Trustee is competent and capable of entering into this Agreement and has duly executed and delivered this Agreement on behalf of himself and each Assignee and, assuming the due execution and delivery by Parent and Assignor, this Agreement constitutes a legal, valid and binding obligation of the Trustee and each Assignee, enforceable against the Trustee and each Assignee in accordance with its term.

        (d) Assignor is competent and capable of entering into this Agreement and is doing so of his free will and has duly executed and delivered this agreement and, assuming the due execution and delivery by Parent, the Trustee and each Assignee, this Agreement constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

        (e) The execution and delivery of this Agreement by each Assignee and the performance of its obligations hereunder will not violate or conflict with the organizational documents or other governing documents of such Assignee

        (f) The execution and delivery by Assignor, the Trustee or any Assignee of this Agreement and the performance of their respective obligations hereunder will not violate, conflict with or constitute a default under any agreement or instrument or any applicable law to which any of Assignor, any Assignee or the Trustee is subject or by which any of their respective assets are bound.

        (g) The assignment and assumption made hereunder is a gift, and no Assignee has provided, and Assignor has not received, any consideration in conjunction with the assignment contemplated by this Agreement.

        (h) The transfers of the Transfer Shares hereunder (i) are in compliance with all applicable United States, State and foreign securities laws (including, but not limited to, the U.S. Securities Act of 1933, as amended, "Securities Laws") and (ii) do not require any registrations or filings by Parent, JCI or any affiliate thereof with any governmental or regulatory authority.

        (i) The Transfer Shares which each Assignee is acquiring from Assignor are being acquired by each Assignee for investment without a view to distribution, within the meaning of U.S. Securities Act of 1933, as amended, or registered or qualified under other applicable Securities Laws, and will not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the Transfer Shares under Securities Laws or an applicable exemption from the registration requirements of Securities Laws. The Transfer Shares which each Assignee is acquiring from Assignor may not be sold or otherwise disposed of in any manner which would constitute a violation of any Securities Laws.

        4. Acknowledgments and Covenants of Assignees. The Trustee and each Assignee hereby expressly acknowledge, covenant and agree to the following:

        (a) The Trustee, on behalf of each Assignee, has read each of the Share Agreements.

        (b) Assignees are taking the Transfer Shares subject to the terms and conditions that would apply to the Transfer Shares if Assignor had continued to hold them, including, but not limited to, (i) substantial contractual restrictions on Transfer, including a right of first refusal in favor of Parent and CD&R Fund V, (ii) successive repurchase rights of Parent and CD&R Fund V in the event of any termination of Assignor's employment with JCI or its affiliates, (iii) an obligation to sell its Transfer Shares to third parties under certain circumstances, (iv) the requirement that certificates representing the Transferred Shares be held by JCI under the Bailment Agreement, and (v) the other terms of the Share Agreements.

        (c) The Transfer Shares have not been registered under the Securities Laws, shall bear a restrictive legend as set forth in the Subscription Agreement, and may not be transferred except in compliance with all applicable Securities Laws.

        (d) No Transfer Share shall be directly or indirectly Transferred (including but not limited to, by way of a Transfer of Transfer Shares or a distribution by the Assignee of a direct or indirect interest in the Transfer Shares), without the prior written consent of Parent (which consent may be withheld in the sole and absolute discretion of Parent) prior to a Public Offering, except as expressly permitted by the Subscription Agreement.

        5. Consent of Parent. In reliance upon (i) the representations, warranties, acknowledgments, covenants and agreements of Assignor, the Trustee, and each Assignee in this Agreement and (ii) the terms and conditions agreed to by the Trustee, Assignor and each Assignee in this Agreement, Parent consents to the transfer of the Transfer Shares from Assignor to each Assignee in the amounts set forth on Schedule I hereto (the "Approved Transfer"). Section 4 of each Subscription Agreement is hereby amended to the extent necessary to permit the Approved Transfer on the terms and conditions set forth herein. The Subscription Agreements shall otherwise continue in full force and effect.

        6. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS WHICH WOULD REQUIRE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

        7. Successors and Assigns; Benefits. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns. Except as provided in subsection 4(b) of this Agreement, nothing in this Agreement, express or implied, shall be construed to give any person other than the parties to this Agreement or their successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provisions contained herein. Neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason of this Agreement may be assigned by Assignor, the Trustee or any Assignee without the prior written consent of Parent.

        8. Further Assurances. At any time or from time to time after the date hereof, Assignor, the Trustee and each Assignee shall execute, acknowledge and deliver any further assignments, assumptions, consents and other instruments or documents and take all such further action as any other party may reasonably request in order to evidence the consummation of the transactions contemplated hereby.

        9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    CDRJ INVESTMENTS (LUX) S.A.(In Liquidation)


                                    By: /s/ RALPH S. MASON, III
                                       -----------------------------------------
                                       Liquidator
                                    Here represented by
                                    Name: Ralph S. Mason, III
                                    Title: Fonde de Pouvior


                                    ASSIGNOR:


                                    By: /s/ Michael DiGregorio
                                        ----------------------------------------
                                    Name: Michael DiGregorio


                                    ASSIGNEES:


                                    Sub-trust of the DiGregorio Permanent Trust of 2000 No. 2 created under Declaration of Trust dated November 17, 2000, for the benefit of Daniela DiGregorio


                                    By:  /s/ Dale W. Martin, Jr.
                                         ---------------------------------------
                                    Name:  Dale W. Martin, Jr.
                                    Title: Trustee


                                    Sub-trust of the DiGregorio Permanent Trust of 2000 # 2 created under Declaration of Trust dated November 17, 2000, for the benefit of Carlo DiGregorio:


                                    By:  /s/ Dale W. Martin, Jr.
                                         ---------------------------------------
                                    Name:  Dale W. Martin, Jr.
                                    Title: Trustee

                           ACKNOWLEDGEMENT AND CONSENT



        The undersigned hereby acknowledges and consents to the assignment and assumption set forth above.

                                    CLAYTON, DUBILIER & RICE FUND V
                                      LIMITED PARTNERSHIP

                                    By:  CD&R Associates V Limited Partnership,
                                           its general partner

                                         By: CD&R Investment Associates, Inc.
                                               its managing general partner


                                             By: /s/  Theresa A. Gore
                                                 -------------------------------
                                             Name: Theresa A. Gore
                                             Title: Treasurer and Assistant
                                                    Secretary

                                   Schedule I




Assignee                                             Number of Transfer Shares Assigned
--------                                             ----------------------------------
Sub-trust of the DiGregorio Permanent Trust
of 2000 # 2 created under Declaration of
Trust dated November 17, 2000, for the
benefit of Daniela DiGregorio:                                        130


Sub-trust of the DiGregorio Permanent Trust
of 2000 # 2 created under Declaration of
Trust dated November 17, 2000, for the
benefit of Carlo DiGregorio:                                          130


Total Number of Transfer Shares Assigned:                             260

                                    Exhibit A


             (Management Stock Subscription Agreements, dated as of
                     September 30, 1998 and August 9, 2000.)

                                    Exhibit B


    (Registration and Participation Agreement, dated as of April 30, 1998.)

                                    Exhibit C


          (Master Bailment Agreement, dated as of September 30, 1998.)



                                       11